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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              PALFED, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/ / Fee paid previously with preliminary materials.

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                                                    FOR MORE INFORMATION CALL:

                                                    PALFED, INC.
                                                    107 Chesterfield Street S.
                                                    Aiken, South Carolina  29801

                                                    John C. Troutman
                                                    President and CEO
                                                    (803) 642-1433

                                                    April 8, 1997

                                                    FOR IMMEDIATE RELEASE

                INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS
                AGAINST MID-ATLANTIC'S PROPOSAL TO SELL PALFED

AIKEN, South Carolina, April 8, 1997 -- John C. Troutman, President and CEO of PALFED, Inc. ("PALFED" or the "Company") announced today that Institutional Shareholder Services, Inc. ("ISS"), an independent shareholder advisory firm, has advised PALFED's institutional shareholders which subscribe to their service to support PALFED management and vote against a shareholder proposal sponsored by Mid-Atlantic Investors ("Mid-Atlantic").

Mr. Troutman said, "We are very pleased to receive the support of ISS, whose evaluation of PALFED's performance and the issues raised by Mid-Atlantic's proposal provide the independent advice that even Mid-Atlantic surely cannot ignore." Mr. Troutman noted that ISS reviews shareholder proposals on a case-by-case basis, taking into account company performance and other fundamental issues, including a strategic plan of action to enhance shareholder value.

The ISS report noted that PALFED "has acquired new banking offices and achieved technological upgrades at a reasonable cost, and that long-term shareholders would suffer if the Company were put in play." The report also noted that shareholder returns at PALFED have increased over five years and have outperformed the NASDAQ Financial Stock Index by 25.5% and the S&P 500 Index by 15.2%.

ISS, based in Bethesda, Maryland, is a leading independent advisor to several hundred institutional investors and provides voting recommendations for proxy contests, corporate governance proposals and other shareholder related issues.

PALFED, INC. is a South Carolina corporation whose principal subsidiary, Palmetto Federal Savings Bank of South Carolina, operates twenty-two banking and seven mortgage lending offices in South Carolina and one mortgage lending office in Georgia. PALFED's common stock is traded in the Nasdaq National Market System under the symbol "PALM".